UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, Bridgepoint Education, Inc., or the Company, entered into an offer letter agreement with Russell Sakamoto and appointed him the Company’s Vice President/Chief Accounting Officer and Corporate Controller, effective on December 2, 2013 (the “Offer Letter”). The summary of the Offer Letter in this current report is qualified in its entirety by reference to the complete text of the Offer Letter, filed as an exhibit to this Current Report as Exhibit 10.1.

From August 1998 to December 2013, Mr. Sakamoto served in various capacities for Entravision Communication Corporation, or Entravision. In June 2008, Mr. Sakamoto was appointed as Senior Vice President and Corporate Controller, a position he held until January 2013. Between February 2013 and December 2013, Mr. Sakamoto served as a consultant to Entravision. Prior to joining Entravision, Mr. Sakamoto held positions with Nestle USA and McGladrey Pullen, LLP. Mr. Sakamoto earned a B.A. from the University of California, Los Angeles and is a certified public accountant.

As Vice President/Chief Accounting Officer and Corporate Controller of the Company, Mr. Sakamoto will be paid an annual base salary of $275,000. Mr. Sakamoto will be eligible to participate in the Senior Management and Executive Leadership Incentive Plan with an annual discretionary bonus of forty percent (40%) of his annual base salary. Mr. Sakamoto also received a signing bonus of $100,000, which is repayable to the Company if Mr. Sakamoto voluntarily terminates his employment within one (1) year of his start date. Subject to the approval by the Company’s Board of Directors, Mr. Sakamoto is eligible to receive an initial equity grant of $100,000 of restricted stock units under the Company’s 2009 Stock Incentive Plan, as amended, which will vest 25% on each anniversary date of the initial grant date.

Brandon Pope, who served as the Company’s Vice President/Chief Accounting Officer and Corporate Controller from January 2011 to December 2013, will continue to serve in a non-executive officer role during a transition period that is currently anticipated to end on or about January 1, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1#	Offer Letter, dated November 13, 2013, by and between the Company and Russell Sakamoto.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2013		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
		Name:	Diane L. Thompson
		Title:	Senior Vice President, Secretary and General Counsel